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                                                                      EXHIBIT 11

                        PERITUS SOFTWARE SERVICES, INC.

             STATEMENT RE COMPUTATION OF NET LOSS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                          Three Months Ended
                                                               March 31,
                                                          --------------------
                                                            1999       1998
                                                          ---------  ---------
Net loss, as reported.................................... $  (1,959) $  (3,358)
Net loss attributable to common stockholders............. $  (1,959) $  (3,358)
                                                          ---------  ---------
Weighted average shares outstanding-Basic................    16,345     15,985
Adjustments thereto:
  Shares attributable to common stock equivalents........       --         --
                                                          ---------  ---------
Weighted average shares outstanding-Diluted..............    16,345     15,985
                                                          ---------  ---------
Net loss per share:
  Basic.................................................. $   (0.12) $   (0.21)
                                                          =========  =========
  Diluted................................................ $   (0.12) $   (0.21)
                                                          =========  =========
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